CONSENT OF INDEPENDENT ACCOUNTANTS

                           __________



     We consent to the incorporation by reference in the registration statement of Legg Mason, Inc. on Form S-3, (which registers 399,991 shares of Legg Mason, Inc. Common Stock) of our reports dated May 5, 1994, on our audits of the financial statements and financial statement schedules of Legg Mason, Inc. and subsidiaries as of March 31, 1994 and 1993, and for each of the three years in the period ended March 31, 1994, which reports are included in Legg Mason, Inc.'s 1994 Annual Report on Form 10-K.

     We also consent to the reference to our Firm under the caption "Experts."





                                        /s/ Coopers & Lybrand
                                        COOPERS & LYBRAND





Baltimore, Maryland
July 28, 1994



                                                      Exhibit 23(a)